UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d)
          OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): July 14, 2005


                          CPI CORP.
    (Exact name of registrant as specified in its charter)


       Delaware                1-10204                 43-1256674
(State of Incorporation) (Commission File Number)    (IRS Employer
                                                  Identification No.)


     1706 Washington Ave., St. Louis, Missouri        63103
     (Address of Principal Executive Offices)       (Zip Code)


  Registrant's telephone number, including area code: (314) 231-1575


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01.     Entry into a Material Definitive Agreement

     On July 8, 2005, the Company entered into a Retirement and Release Agreement with Stephen A. Glickman, who served as Executive Vice
President of Studio Support and Development until his retirement on
July 8, 2005.   Mr. Glickman will serve the Company in a consulting
role for six months following his retirement.

     Under the Retirement and Release Agreement, Mr. Glickman received a lump sum payment of $100,000 on July 8, 2005. On December 30, 2005, he will be paid the then net present value of his supplemental retirement benefits, calculated on a discount rate of 8.73% in a lump sum of $559,615.61. Until he attains the age of 65, Mr. Glickman will be entitled to purchase health care coverage for himself and his spouse at the rates paid by active employees. In addition to benefits under the Company's Retirement Plan and Trust, Mr. Glickman will receive monthly payments of $224.35, commencing August 1, 2005 and continuing until his death.

     All terms and conditions of Mr. Glickman's Employment Agreement, dated as of February 6, 2000, were terminated by the Retirement Agreement, except the provisions of Section 13, which includes a prohibition of any activity in competition with the Company for a period of two years after his retirement and confidentiality obligations.

     Under the terms of his consulting agreement with the Company, Mr. Glickman is required to perform a minimum of 110 days of service to the Company in the course of the next six months. He will be paid $8,333 semi-monthly, or a total of $100,000, as a consultant.

Item 1.02     Termination of a Material Definitive Agreement

     All of the terms and conditions of the Company's Employment Agreement with Stephen A. Glickman, except Section 13 relating to noncompetition, non-inducement, nondisclosure of confidential information and related obligations, terminated July 8, 2005 pursuant to the Retirement and Release Agreement described under Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      (a) Steven A. Glickman, Executive Vice President of Studio Support and Development, retired as of July 8, 2005 pursuant to a Retirement and Release Agreement described under
              Item 1.01 above.

      (b) Kimberly A. LaBelle, Vice President, Controller and Principal Accounting Officer, resigned effective June 30, 2005.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CPI CORP.

                                     By: /s/ Gary W. Douglass
                                         __________________________________
                                         Name:  Gary W. Douglass
                                         Title: Executive Vice President,
                                                Finance, Chief Financial
                                                Officer and Member, Office
                                                of the Chief Executive

Dated:  July 14, 2005